Exhibit 10.1

THIRD AMENDMENT TO LOAN AGREEMENT AND

THIRD AMENDMENT TO PROMISSORY NOTE

(Universal Truckload Services, Inc.)

This Third Amendment to Loan Agreement and Third Amendment to Promissory Note (“Third Amendment”) is made this 24th day of August, 2010, between Universal Truckload Services, Inc., a Michigan corporation with offices at 12755 East Nine Mile Road, Warren, Michigan 48089 (“Borrower”), and KeyBank National Association, a national banking association, with offices at 100 South Main Street, Ann Arbor, Michigan 48104 (“Lender”).

RECITALS

A. Borrower and Lender have entered into that certain Loan Agreement, dated October 29, 2007, and amended by the First Amendment to Loan Agreement and First Amendment to Promissory Note dated as of October 28, 2008, and the Second Amendment to Loan Agreement and Second Amendment to Promissory Note dated October 26, 2009 (“Loan Agreement”), pursuant to which Lender has provided Borrower with a loan in the original principal amount of $20,000,000.00 (“Loan”). Capitalized terms used in this Third Amendment and not otherwise defined shall have the meanings given to them in the Loan Agreement.

B. Borrower executed and delivered to Lender a Promissory Note (Revolving Credit), dated October 29, 2007, and amended by the First Amendment to Loan Agreement and First Amendment to Promissory Note dated as of October 28, 2008, and the Second Amendment to Loan Agreement and Second Amendment to Promissory Note dated October 26, 2009, to evidence the Loan (“Note”).

C. Borrower has requested certain modifications to the terms of the Loan, the Note and the Loan Documents. Lender has agreed to such modifications subject to the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, in consideration of and in reliance upon the foregoing recitals and for other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1. The Loan Agreement is amended by replacing the definition of “Note” in Section 1.2 and replacing it with the following:

“Note” means the promissory note signed and delivered by the Borrower to evidence its Indebtedness to the Lender pursuant to Section 2 hereof, as amended by the First Amendment to Loan Agreement and First Amendment to Promissory Note dated as of October 28, 2008, the Second Amendment to Loan Agreement and Second Amendment to Promissory Note dated October 26, 2009, and the Third Amendment to Loan Agreement and Third Amendment to Promissory Note dated August 24th, 2010.

2. The Note is amended as follows:

a. The first sentence of the paragraph identified as “Interest” on page 1 of the Note is amended to read as follows:

Borrower shall pay interest on the outstanding principal balance of this Note at the rate per annum equal to the greater of (i) the Prime Rate minus the Prime Rate Margin, or (ii) one-half of one percent in excess of the Federal Funds Rate “Adjusted Prime Rate”).

b. The definition of “Overnight LIBOR Margin” is amended to read as follows:

“Overnight LIBOR Margin” shall mean one percent (1.00%).

c. The definition of “LIBOR Margin” is amended to read as follows:

“LIBOR Margin” means one percent (1.00%).

d. The term “Prime Rate Margin” is hereby restored (after the definition of LIBOR Margin) to read as follows:

“Prime Rate Margin” means one-half of one percent (0.50%).

3. Survival. In all other respects and except as expressly amended, modified or restated in this Third Amendment, the Loan Agreement, the Note, the Loan Documents and all of the terms, covenants and conditions thereof as originally executed and delivered are ratified and confirmed in their entirety and shall remain in full force and effect until the Loan, with all accrued interest thereon, shall be fully paid and satisfied. Borrower reaffirms and ratifies each and every term of the Loan Agreement, the Note and the Loan Documents including, without limitation, the representations and warranties given to Lender, which such representations and warranties are true and correct as of the date hereof, except for representations given as of or with respect to a particular date.

4. Effect of Third Amendment. This Third Amendment shall not be construed as an agreement to substitute a new obligation or to extinguish an obligation under the Loan Agreement, the Note or the Loan Documents and shall not constitute a novation as to the obligations of the parties. If any express conflict shall exist between the agreements of the parties herein and as set forth in the Loan Agreement, the Note or the Loan Documents, this Third Amendment shall govern and supersede the agreements set forth in the previous documents.

5. Payment of Costs. Borrower agrees that it shall pay all reasonable closing costs with respect to this Third Amendment including, without limitation, reasonable attorneys’ fees.

6. Representations and Warranties. Except as set forth in this Third Amendment, Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Loan Agreement, the Note and the Loan Documents and Borrower is not aware of any present default under the Loan Agreement, the Note or the Loan Documents. Borrower has the full power and authority to enter into this Third Amendment.

7. Release of Claims. Borrower, in every capacity, hereby waives, discharges and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that the Borrower may have or may have made at any time up, through and including the date of this Third Amendment, regardless. of whether any such claims, causes of actions, allegations or assertions arose as a result of Lender’s actions or omissions in connection with making the Loan or any other obligations of any nature or kind of Borrower.

IN WITNESS WHEREOF, the undersigned hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:	/s/ Robert Sigler
Name: Robert Sigler
Title: CFO

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Erik Siersma
Name: Erik Siersma
Title: Vice President

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